                                                         EXHIBIT 10.21

                         SALES REPRESENTATION AGREEMENT

THIS AGREEMENT, made this 1st day of November, 1993, between ARROW MOLDED PLASTICS, INC. an Ohio corporation having its principal office at 600 S. Clinton, Circleville, Ohio 43113 (hereinafter referred to as "Principal"), and NIVCO SALES a sole proprietorship, having its principal office at 6430 Fireside Court, Clarkston, Michigan 48348. NIVCO SALES is a wholly owned company of Vincent P. Buscemi and is hereinafter sometimes referred to as "Agent".

        WITNESSETH:

1. A. Principal hereby appoints Agent as its exclusive sales representative (to the exclusion of all others, including in such exclusion, without limitation, Principal) to represent Principal in the sale of all its products (the "Products") as listed on Exhibit A, which is part hereof, to the Customers as shown on Exhibit B, which is a part hereof, regardless of the destination to which any Customer directs the shipment be made.

        B. Agent agrees that so long as Agent is acting as sales representative for Principal hereunder, Agent shall not act as sales representative for any other company which competes with Principal.

        C. Orders shall be solicited by Agent subject to acceptance by Principal.

        D. Agent shall exercise its best efforts hereunder in behalf of Principal, and Principal recognizes that Agent's undertaking to exercise such best efforts means that Agent shall endeavor, by working with all departments and personnel of prospective purchasers of the Products, to obtain for Principal opportunities to quote its prices, terms and conditions of sale to prospective purchasers of the Products; to solicit for Principal from prospective purchasers of the Products invitations to make such quotations; and to keep Principal advised, to the extent known to Agent, of prices, terms, and conditions of sale against which Principal must compete.

2. A. Agent is an independent contractor engaged in the business of exclusive sales representation and shall act as such hereunder.

        B. Agent shall bear all expenses incurred by it in acting hereunder including, without limitation of the generality of the foregoing, all of its traveling and entertainment expenses, postage and salaries of its salesmen, other personnel and subcontractors.

3.      A.  Compensation is as set out on Exhibit C, which is a part hereof.


        B. The "Net Billing" shall be deemed to be the gross billing to the Customer less all discounts and allowances, freight, and sales tax, if any. Principal may deduct from subsequent commissions payable to Agent any commission paid Agent with respect to Products which the Customer has returned for credit and upon which Principal has properly issued such a credit to the Customer.


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        C.  Agent's said compensation shall be payable to it at its said principal office on the first day of the calendar month beginning November 1, 1993, and continuing payable the 1st of each successive month for the life of this contract.

        D. All commission payments by Principal to Agent shall be accompanied by a detailed schedule, prepared by Principal, showing the specific Customer invoices as to which commission is being paid, and such other detail as shall facilitate the ascertainment of commission accounts between Principal and Agent.

4. A. The term of this Agreement is for five (5) years from and after November 1, 1993. Commencing November 1, 1998, this Agreement shall be automatically extended for successive one (1) year periods unless terminated by written notice by either party to the other given at least thirty (30) days prior to the commencement of each such one (1) year period.

        B. In the event of such termination, Principal shall continue to pay Agent its regular base and commissions as if this Agreement had not been terminated on all shipments of the products made by Principal during the eighteen (18) months following the effective date of termination, except see C.(3) below which shall control.

        C. Agent shall continue to service the Customers until the effective date of termination, but Agent shall have no further obligations of any kind to Principal after the effective date of termination except otherwise expressly stated herein.

                (1) If the employment terminates because of death or permanent disability, and if Principal terminates this Agreement under this paragraph, Principal shall continue to pay Agent its base and commissions hereunder for twelve (12) months following the effective date of termination and then Principal obligations shall otherwise cease.


                (2) If Principal terminates Agent for any reason other than as stated in Subparagraph (1) above, Principal shall continue to pay Agent its commissions hereunder as if this Agreement had not been terminated on all net billings invoiced by Principal during the eighteen (18) calendar months following the effective date of such termination by Principal under this paragraph.

                (3) If Agent terminates this contract for any reason both parties obligations shall cease immediately.

5. A. Agent shall not assign or transfer this Agreement or any rights or obligations hereunder except with the prior written consent of Principal. Any attempts at assignment without such written consent shall be deemed null and void and of no effect.

        B. All samples, models, drawings, quotation sheets and engineering data delivered to Agent by Principal shall be returned upon request. If any of the above was received by Agent under a confidential restriction, such restrictions shall not terminate until the termination of this Agreement.


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        C.  No modification hereof shall be deemed effective unless in writing.
  All amendments to this Agreement, to be valid, shall be in writing and signed by a person authorized to sign in behalf of the respective parties.

        D. Waiver of breach of this Agreement shall not extend to or prejudice any rights in respect of future breach.

        E. Any notice required under this Agreement to be in writing shall be deemed given when mailed to the other party by prepaid registered mail at the address specified for such party herein, or at such other address as shall hereafter be designated by written notice of either party.

        F. Each of the individuals signing this Agreement in behalf of their respective corporate parties warrants his authority to do so and warrants that the respective corporate party has duly authorized such execution.

        G. This writing states the entire Agreement of the parties. There are not representations or collateral agreements hereto nor oral agreements and or implied warranties or conditions and no applicable trade usages or customs, the entire Agreement being as herein stated.

                                      ARROW MOLDED PLASTICS, INC.
  ATTEST:


    Gary E. Borushko                  By    Richard J. Nash
  -----------------------               -----------------------------
                                      Its CEO
                                      -------------------------------
                                      Authorized Officer


                                      NIVCO SALES
  ATTEST:
    Gary E. Borushko                  By Vincent P. Buscemi
  -------------------------              --------------------------------
                                      Its Owner
                                      -----------------------------------

  Date December 1, 1993
       ---------------------


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                                   EXHIBIT A

                                  THE PRODUCTS
                                  ------------

All injection-molded plastic products.




                                                 Approved:

                                                        [SIG]
                                                 ----------------------
                                                 Principal

                                                 Vincent P. Buscemi
                                                 ----------------------
                                                 Agent


                                                 Date December 1, 1993
                                                      ----------------
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                                   EXHIBIT B

                                 THE CUSTOMERS
                                 -------------


1.      General Motors Corporation, as follows:

        (a) The MCD (Mid-Size Car) Division of General Motors and its constituent predecessor Chevrolet, Pontiac, and Canada Divisions, and other C-P-C activities.

        (b) The BOC/LAD (Large Size Car) Division of General Motors, only at the following buying locations:

             J-N-L Platforms - Warren LAD Purchasing locations.

        (c)  All GM Truck Platforms effective 1/1/94

        (d)  GM Electric Vehicle

        (e) Inland Fisher Guide Division - Warren Seating and Troy Exterior/Interior Purchasing location.

        (f)  GM SPO for MCD/LAD parts.

        (g)  GM SPO for Truck & Bus parts effective 1/1/94

        (h) Powertrain Division as required by buying location and identified by part number.

        (i)  Harrison Radiator Division identified by part number.


                                                Approved:

                                                [SIG]
                                                -------------------
                                                Principal

                                                Vincent P. Buscemi
                                                -------------------
                                                Agent


                                                Date December 1, 1993
                                                     ----------------
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                                   EXHIBIT C

                                  COMPENSATION
                                  ------------


A. Effective November 1, 1993 NIVCO Sales (hereinafter referred to as Agent) will be paid on the basis of a monthly contract base of $14,500.00/month payable for the months of November and December 1993. All sales related expenses i.e.; automobiles, travel, entertainment and mobile phones will be Agents responsibility.

B. Effective January 3, 1994 Agent will be paid the contract base of $14,500.00 monthly ($174,000/yr) plus .0025% commission on all GM Sales ie; Truck and Bus (truck platforms), MCD (CPC), LAD and Powertrain (except those parts commissioned to Howard Dillman) and CLCD Division.

C. The percentage commission will increase as follows: effective 1/1/95 rate will be .0027%; effective 1/1/96 rate will be .0029%; effective 1/1/97 rate will be .0031%; effective 1/1/98 rate will be .0033%.


D. Monies in the amount of $150,000.00 owed from Agent to Principal shall be paid by Agent at the rate of $5,000.00 per month as a debit to the amount owed by Principal to Agent for commissions.

E. For each month this contract is in effect and Mr. Ron Grembos is in Agents employ, Principal shall pay Agent $9,150.00 per month starting November 1993, in addition to any amounts paid Agent pursuant to paragraphs (A),
     (B), and (C).

F. Agent will continue to invoice monthly for the contract base and engineering service (Mr. Grembos) on a current month basis. Contract commissions will be accrued on a monthly basis and paid to Agent the month following the month of sale.

G. Principal will provide office, secretary, office phone and health insurance as additional compensation for Mr. Buscemi and Mr. Grembos.

H. All compensation will be issued to NIVCO SALES, 6430 Fireside Court, Clarkston, Michigan 48348 - EIN #38-3019247.


                                                  Approved:

                                                     [SIG]
                                                  --------------------
                                                  Principal

                                                  Vincent P. Buscemi
                                                  --------------------
                                                  Agent

                                                  December 1, 1993
                                                  --------------------
                                                  Date